Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT
THIS FIRST AMENDMENT (this “Amendment”) is entered into as of January 26, 2015 (the “Amendment Effective Date”) by and among TIPTREE OPERATING COMPANY, LLC (the “Borrower”), FORTRESS CREDIT CORP. (“Fortress”), as Administrative Agent, Collateral Agent and Lead Arranger, and the Lenders signatory hereto.
W I T N E S S E T H:
WHEREAS, the Borrower, Fortress and the other Lenders, the Agents and the Lead Arranger are parties to that certain Credit Agreement dated as of September 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has informed Fortress that it wishes (a) to obtain Incremental Term Loan Commitments in an aggregate principal amount equal to $25,000,000 under the Credit Agreement and (b) to amend the Credit Agreement to provide for the Incremental Term Loans and to effect the other modifications to the Credit Agreement set forth herein;
WHEREAS, the Borrower has requested that certain of the Lenders party hereto (the “Incremental Term Lenders”) make the Incremental Term Loans to the Borrower on the Amendment Effective Date, in an aggregate principal amount of $25,000,000, subject to the terms and conditions set forth herein; and
WHEREAS, the Incremental Term Lenders party hereto are willing to agree to the Amendment and to make the Incremental Term Loans, in each case, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement (after giving effect to this Amendment).
2.    Amendments to Credit Agreement. In connection with the establishment of the Incremental Term Commitments (as defined below) and the other transactions contemplated hereby, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended as follows

(i)	The following definition in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as set forth below:
“ “Prepayment Premium” shall mean, in connection with (a) any Repricing Transaction or (b) any mandatory prepayment of Term Loans pursuant to Section 2.13(d), a premium (expressed as a percentage of the principal amount of such Loans to be prepaid or Commitments terminated) equal to the amount set forth below:

(i)    on or before June 30, 2016, two percent (2.00%); and
(ii)    after June 30, 2016, zero percent (0.00%).”
(b)    Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“ “First Amendment” means the First Amendment dated as of January __, 2015, to Credit Agreement, by and among the Borrower, the Administrative Agent and the lenders party thereto.”
“ “PFG Sale” means the sale of the issued and outstanding shares of stock of PFG Holdings Acquisition Corp. and of Philadelphia Financial Group, Inc. pursuant to the PFG Stock Purchase Agreement.”
“ “PFG Sale Termination Date” means the earlier of (a) the date on which the PFG Sale is consummated, and (b) the date on which the PFG Stock Purchase Agreement is terminated in accordance with its terms.”
“ “PFG Sale Termination Fee” means $10,000,000.”
“ “PFG Stock Purchase Agreement” means the Stock Purchase Agreement dated as of October 29, 2014 (as amended or otherwise modified from time to time), among Borrower, each of the other sellers party thereto and PFG Acquisition Corp; provided, that Borrower shall not amend or otherwise modify the PFG Stock Purchase Agreement in any manner materially adverse to the interests of the Lenders without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed (it being understood, for the avoidance of the doubt and without limitation, that any amendment or other modification of the PFG Stock Purchase Agreement that (a) extends the PFG Sale Termination Date, or (b) decreases the PFG Sale Termination Fee, shall be deemed to be materially adverse to the interests of the Lenders and require the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed)). ”
(c)    Section 2.11 of the Credit Agreement is hereby amended by replacing the last sentence thereof with the following:
“Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.12 and 2.13, as applicable; (y) any Incremental Term Loan made pursuant to the First Amendment shall be disregarded and shall not be included for purposes of calculating any Installment until the Installment Date occurring on September 30, 2015 (it being understood that (i) any mandatory prepayment pursuant to Section 2.13(c) shall be applied to reduce the Incremental Term Loans, and (ii) the aggregate principal amount of any Incremental Term Loans made pursuant to the First Amendment that remain outstanding as of September 30, 2015 shall be added to the original aggregate Term Loan Commitments for purposes of calculating the amount of the Installment due on September 30, 2015 and each Installment Date thereafter); and (z) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.”
(d)    Section 2.13(c) of the Credit Agreement is hereby amended by replacing the text thereof with the following:
“(c)    PFG Sale. No later than (i) August 1, 2015 and five Business Days following the PFG Sale Termination Date (whichever is later), in each case if the PFG Sale is consummated, Borrower shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to $25,000,000, or (ii) five Business Days following the receipt by Borrower of the PFG Sale Termination Fee (if any) if the PFG Sale is not consummated, Borrower shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to the net Cash proceeds received by Borrower in respect of the PFG Sale Termination Fee (after payment of all fees, costs and expenses incurred by the Borrower in connection with the PFG Sale and the First Amendment, as contemplated by the definition of Net Asset Sale Proceeds and calculated as though such PFG Sale Termination Fee constituted Net Asset Sale Proceeds in respect of an Asset Sale); provided that Borrower shall deliver to Administrative Agent prompt written notice of the PFG Sale Termination Date. Notwithstanding anything herein to the contrary (including, without limitation, Section 2.13(a)), Borrower shall not be obligated to prepay any amount pursuant to Section 2.13(a) in connection with the PFG Sale, and no Prepayment Premium shall be payable with respect to any prepayment pursuant to this Section 2.13(c).”
(e)    Section 2.14(b) of the Credit Agreement is hereby amended by amended and restating the “fifth” clause thereof with the following:
“fifth, in the case of (i) a voluntary prepayment, to reduce the remaining scheduled Installments of such Term Loans as specified by Borrower in such notice of prepayment, (ii) in the case of a mandatory prepayment pursuant to Section 2.13(c), to prepay the Incremental Term Loans made pursuant to the First Amendment, and (iii) in the case of any other mandatory prepayment, to prepay the next eight Installments of the Term Loans in direct order of maturity and then to prepay all remaining Installments of the Term Loans pro rata; and”
(f)    Section 2.23(a) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof with the following:
“(a) Borrower Request. Borrower may at any time after the PFG Sale Termination Date by written notice to the Administrative Agent elect to request the establishment of one or more new Term Loan Commitments (each, an “Incremental Term Loan Commitment”) in a minimum amount of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof, and up to a maximum aggregate principal amount of $100,000,000 (in addition to and without reduction for the Incremental Term Loans made pursuant to the First Amendment).”
3.    Incremental Term Loans.
(a)    Subject to Section 3(b) hereof and the terms and conditions set forth herein and in the Credit Agreement (as amended by this Amendment), each Incremental Term Lender agrees, severally and not jointly, to make an Incremental Term Loan to the Borrower in a single drawing on the Amendment Effective Date in the principal amount set forth opposite such Incremental Term Lender’s name on Schedule I hereto (the commitment of each Incremental Term Lender to make such Incremental Term Loan being called its “Incremental Term Commitment”). Amounts repaid in respect of Incremental Term Loans may not be reborrowed.
(b)    In consideration for the making of the Incremental Term Loans by the Incremental Term Lenders to Borrower, Borrower agrees that, notwithstanding anything contained herein to the contrary, the Incremental Term Loans to be made pursuant to this Amendment shall be made at a discount of 0.5%. The funding by the Incremental Term Lenders to the Borrower of $24,875,000 on the Amendment Effective Date shall be deemed to satisfy the Incremental Term Commitments of the Incremental Term Lenders hereunder. Notwithstanding the foregoing, the Borrowers shall repay to the Lenders the full principal amount of the Incremental Term Loans of $25,000,000 in accordance with the terms of the Credit Agreement.
(c)    Except as provided herein, the terms of the Incremental Term Loans shall be identical to those of the Term Loans outstanding immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”).
(d)    Subject to the terms and conditions set forth herein, pursuant to Section 2.23 of the Credit Agreement, and effective as of the Amendment Effective Date, for all purposes of the Credit Documents, (i) the Incremental Term Commitments shall constitute Incremental Term Commitments established, and the Incremental Term Loans made hereunder shall constitute an increase in the aggregate amount of the Existing Term Loans incurred, in accordance with Section 2.23 of the Credit Agreement (as amended by this Amendment), (ii) the Incremental Term Commitments shall be “Commitments” under the Credit Agreement, (iii) the Incremental Term Loans made pursuant to the Incremental Term Commitments shall be “Term Loans” under the Credit Agreement, and (iv) each Incremental Term Lender shall be a “Lender” and a “Term Lender” under the Credit Agreement, shall be a party to the Credit Agreement as a Lender and a Term Lender, shall have all the rights and obligations of, and benefits accruing to, a Lender and a Term Lender under the Credit Agreement and shall be bound by all agreements, acknowledgements and other obligations of Lenders and Term Lenders. Without limiting the foregoing, the Incremental Term Loans made hereunder shall mature on the Term Loan Maturity Date, shall participate in any mandatory or voluntary prepayments in accordance with Section 2.14(b) of the Credit Agreement, and shall bear interest at the rate specified in the Credit Agreement as applicable to the Existing Term Loans. Each reference to the Credit Agreement in this paragraph (d) shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.
(e)    The funding of the Incremental Term Loans to be made hereunder shall be made in the manner contemplated by Section 2.1 of the Credit Agreement. Unless previously terminated, the Incremental Term Commitments shall terminate at 5:00 p.m., New York City time, on the Amendment Effective Date.
4.    Representations and Warranties. The Borrower hereby represents and warrants as follows:
(a)    the representations and warranties made by the Borrower contained in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;
(b)    the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(c)    the Borrower has the power and authority to execute, deliver and perform its obligations under this Amendment;
(d)    the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary action;
(e)    this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and
(f)    after giving effect to this Amendment, no Event of Default exists.
5.    Effectiveness. The effectiveness of this Amendment on the Amendment Effective Date is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (A) the Borrower, (C) the Requisite Lenders (determined immediately prior to the effectiveness of the Incremental Term Commitments), (D) each Incremental Term Lender and (E) the Administrative Agent.
(b)    The Administrative Agent (or its counsel) shall have received an executed Note to evidence each Incremental Term Lender’s Incremental Term Loan, to the extent requested by such Incremental Term Lender at least two Business Days before the Amendment Effective Date.

(c)    The Administrative Agent shall have received an executed copy of the favorable written opinion letter of Schulte Roth & Zabel LLP, counsel for Borrower and as to such matters as Administrative Agent may reasonably request, dated as of the Amendment Effective Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and Borrower hereby instructs such counsel to deliver such opinion letter to Agents and Lenders).
(d)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel shall reasonably have requested relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Borrower, the Credit Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (and substantially consistent with the equivalent documents and certificates delivered by the Borrower on the Closing Date).
(e)    The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by the Borrower confirming compliance with the representations set forth in Section 4 hereof.
(f)    The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed on behalf of the Borrower, certifying that the conditions in Section 3.2 of the Credit Agreement are satisfied as of the Amendment Effective Date.
(g)    The Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the Credit Agreement or any other Credit Document.
(h)    The Administrative Agent shall have received a written Funding Notice from the Borrower in respect of the Incremental Term Loans complying with the requirements Section 2.1(b) of the Credit Agreement not later than 12:00 noon, New York City time, three Business Days before the Amendment Effective Date (or such later date as the Administrative Agent may agree).
6.    Indemnification. The terms of Section 10.3 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
7.    Consent to PFG Sale. Pursuant to the request of the Borrower and in accordance with Section 10.5 of the Credit Agreement, the Agents and the Requisite Lenders hereby consent to and waive any noncompliance with the provisions of the Credit Agreement (including, without limitation, Sections 6.9(c) and 6.10 of the Credit Agreement) by reason of the PFG Sale (including, without limitation, any requirement that the Net Asset Sale Proceeds shall be applied as required by Section 2.13(a)).

8.    No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Documents or constitute a course of conduct or dealing among the parties. Fortress reserves all rights, privileges and remedies under the Credit Documents. Except as amended or otherwise modified hereby, the Credit Documents remain unmodified and in full force and effect. All references in the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.
9.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission (including email) shall be as effective as delivery of a manually executed counterpart hereof.
10.    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.    Further Assurances. The terms of Section 5.13 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
12.    Governing Law, Submission to Jurisdiction, Waiver of Jury Trial. The terms of Sections 10.14, 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
13.    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
14.    Release. The Borrower, on behalf of itself and each of its heirs, successors, predecessors, agents, assigns, beneficiaries, trustees and other representatives, and any person claiming by, through, under or in concert with it, does hereby knowingly, voluntarily, unconditionally and irrevocably release, remise, acquit, satisfy, waive and forever discharge and covenant not to sue or initiate any claim or proceeding against Fortress and the Lenders of and from any and all claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever (collectively, “Claims”), against Fortress and the Lenders, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring on or prior to the date hereof, including, without limitation, any Claims with respect to any modifications to the Credit Agreement made by this Amendment.
15.    Reaffirmation. The Borrower as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which it has granted liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Documents to which it is a party (after giving effect hereto), (ii) ratifies and reaffirms that the aggregate principal amount of the Term Loans outstanding (immediately prior to the making of any Incremental Term Loan on the Amendment Effective Date) is $48,000,000 and (iii) ratifies and reaffirms the grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Fortress or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.
BORROWER:

TIPTREE OPERATING COMPANY, LLC
By: /s/ Geoffrey N. Kauffman
Name: Geoffrey N. Kauffman
Title: President and CEO

Signature Page to First Amendment

ADMINISTRATIVE AGENT:

FORTRESS CREDIT CORP.
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

LENDERS:

DBDB FUNDING LLC
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

FCO VI CLO TRANSFEROR LLC
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT OPPORTUNITIES I LP By: Fortress Credit Opportunities I GP LLC, its general partner
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

Signature Page to First Amendment

FORTRESS CREDIT OPPORTUNITIES III CLO LP By: FCO III CLO GP LLC, its general partner
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

FCO III CLO TRANSFEROR LLC
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

FCO V CLO TRANSFEROR LLC
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

Signature Page to First Amendment

SCHEDULE I
Incremental Term Commitments

Incremental Term Lender	Incremental Term Commitment
FCO III CLO Transferor LLC	$10,000,000
FCO V CLO Transferor LLC	$15,000,000
Total	$25,000,000